UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 21, 2011
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

As previously announced in the press release issued by Burlington Coat Factory Investments Holdings, Inc. (the “Company”) on April 15, 2011 (the “Press Release”), the Company will hold a conference call (the “Conference Call”) today at 10:00 a.m., Eastern Time, to discuss the Company’s fiscal 2010 operating results.   During the Conference Call, Todd Weyhrich, the Company’s Executive Vice President and Chief Financial Officer, will make certain remarks including the following:

•
“On February 24, 2011, we completed the refinancing of our Term Loan, Senior Notes, and Senior Discount Notes.  As a result of these transactions, the Senior Notes and Senior Discount Notes, with a total aggregate carrying value at January 29, 2011 of $401.3 million, were re-purchased.  In conjunction with that re-purchase, we completed the sale of $450 million of 10% Senior Notes due 2019.

Additionally, the Term Loan with a carrying value of $777.6 million as of January 29, 2011 has been replaced with a $1 Billion senior secured term loan facility.  In connection with the offering of the Notes and the refinancing of the Term Loan facility during the first quarter of fiscal 2011, a cash dividend of $300 million was declared to the equity holders.  Borrowings on the ABL Line of Credit related to these transactions were $101.6 million, all of which were repaid during the first quarter of fiscal 2011.

These transactions have substantially extended the maturities of our debt instruments resulting in no significant maturities related to our New Term Loan or our New Notes until Fiscal 2017.  This provides us increased flexibility to continue to invest in the Company’s core operations through various capital expenditures and new store rollouts.”

•	“Today we have $17.8 million borrowed on our ABL and our availability on the ABL has increased to $390.3 million. We expect to be entirely out of the ABL by the end of the quarter.”

The information contained in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this report may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements.  These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  For a discussion of these risks, uncertainties and assumptions, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of the Company’s Annual Report on Form 10-K for the year ended January 29, 2011, entitled “Risk Factors” and discussions of potential risks and uncertainties in the Company’s subsequent filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: April 21, 2011